Exhibit 10.1

AMENDED AND RESTATED FACILITY AGREEMENT

This Amended and Restated Facility Agreement is made as of July 17, 2024 (the “Agreement Date”) between such lenders set forth in Schedule 1 (each a “Lender” and collectively the “Lenders”) and Viewbix Inc., a Delaware corporation (the “Borrower” or the “Company”) (the Borrower together with the Lender, the “Parties” and individually “Party”), and replaces in its entirety the Facility Agreement entered into between the Parties on June 18, 2024.

WHEREAS,	the Borrower is a corporation quoted on the OTC Market, Pink Tier;

WHEREAS,	certain Lenders previously provided the Borrower with a loan, of which an aggregate of USD 530,657 (including interest accrued as of the date hereof) remains outstanding as of the date hereof (the “Prior Loan Amount”);

WHEREAS,	the Borrower desires to receive additional funding (i.e., in addition to the Prior Loan Amount) equal to an aggregate amount of USD 1,000,000 (one million), whereby (a) an aggregate of USD 350,000 (three hundred and fifty thousand) shall be drawn down immediately upon the Effective Date (the “First Drawdown Amount”), (b) an aggregate of USD 150,000 (one hundred and fifty thousand) shall be drawn down upon the filing of the Resale Registration Statement (as defined herein) (the “Second Drawdown Amount”), and (c) an aggregate of USD 500,000 (five hundred thousand) shall be drawn down upon the effectiveness of the Uplist (the “Third Drawdown Amount”, together with the First Drawdown Amount and Second Drawdown Amount, the “Facility Loan Amount”, and the Facility Loan Amount together with the Prior Loan Amount, the “Loan Amount”); and

WHEREAS,	the Parties wish to set forth in this Agreement the terms and conditions of the Loan (as defined below) and to determine their mutual rights and obligations.

Now, Therefore, the parties hereto hereby agree as follows:

1.	Preamble and Definitions

1.1.	The Preamble to this Agreement and all Schedules hereto shall constitute an integral part of this Agreement.

1.2.	In this Agreement, including the Schedules hereto, the following terms shall have the meanings set out opposite them below:

“Actual Loan Amount”	–	Means the amount of the Loan Amount actually extended by the Lender to the Borrower.

“Agreement”	–	Means this Agreement and all its Exhibits and Schedules.

“Business Day”	–	Means a day (other than a Friday, Saturday and an official holiday) on which banks are generally open for business in Israel.

“Effective Date”	–	Means the Agreement Date.

“Interest”	–	Means as set forth in Section 5 herein.

“Uplist”	–	Means the effective date of the Company’s uplist of its common stock to a national exchange (e.g., Nasdaq or NYSE).

“Loan”	–	Means a principal amount that shall not exceed USD 1,507,000 (one million, five hundred and seven thousand) representing each of the Prior Loan Amount and Facility Loan Amount.

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“Ongoing Expenses”	–	Means the monthly expenses of the Borrower incurred in its ordinary course of its business but excluding one-time expenses and/or equipment purchases which are classified for accounting as “Inventory”.

1.3.	Interpretation

In this Agreement, unless the contrary intention appears, a reference to:

1.3.1.	a Section, Clause, a Sub-clause or a Schedule is a reference to a section, clause or sub-clause of, or a schedule to, this Agreement;

1.3.2.	a Party or any other person/entity includes its successors in title, permitted assignees and permitted transferees;

1.3.3.	the headings in this Agreement do not affect its interpretation; and

1.3.4.	any dispute of interpretation in relation to any clause set forth in the Agreement shall be interpreted in accordance with and in the context of the Purpose.

2.	Representations and Warranties of the Borrower

The Borrower hereby represents, covenants and warrants to the Lender as follows:

2.1.	The Borrower is a company duly organized, validly existing under the laws of the State of Delaware.

2.2.	The Borrower has the corporate power to enter into, perform and deliver, and has taken all necessary actions to authorize the entry into, performance and delivery of, the Agreement and all its Exhibits and Schedules, and to carry on its business as now being conducted.

2.3.	The entry into this Agreement by the Borrower does not conflict with: (i) any Applicable Law; or (b) the charter documents of the Company.

2.4.	No consent, approval, order or authorization of any third party, or registration, qualification, designation, declaration or filing with governmental authority is required on the part of the Borrower in connection with the consummation of the transactions contemplated by this Agreement.

2.5.	The authorized share capital of Borrower consists of (i) 490,000,000 common stock, par value USD 0.0001 per share (“common stock”), of which 14,920,585 shares of common stock are issued and outstanding as of the Agreement Date, and (ii) 10,000,000 preferred common stock, par value USD 0.0001 per share, of which zero shares of preferred stock are outstanding as of the Agreement Date. Except as disclosed in the Company Reports: (i) there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Borrower having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Borrower; (ii) there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Borrower is a party or by which it is bound obligating Borrower to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of common stock of Borrower or other equity or voting securities of Borrower or obligating Borrower to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking; (iii) there are no outstanding contractual obligations, commitments, understandings or arrangements of Borrower to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of common stock of Borrower or any other securities of Borrower; (iv) there are no agreements or arrangements pursuant to which Borrower is or could be required to register Borrower’s shares of common stock or other securities under the Securities Act (as defined below) or other agreements or arrangements with or among any holders of Borrower or with respect to any securities of Borrower; and (v) the issuance of the Shares (as defined below) will not trigger any anti-dilution rights of any existing securities of Borrower. Except as disclosed in the Company Reports, as of the Effective Date, there will be no rights, subscriptions, warrants, options, conversion rights, or agreements of any kind outstanding to purchase from Borrower, or otherwise require Borrower to issue, any shares of share capital of Borrower or securities or obligations of any kind convertible into or exchangeable for any shares of common stock of Borrower.

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2.6.	Since January 1, 2022, Borrower has filed all forms, reports and documents with the Securities and Exchange Commission (the “SEC”) that have been required to be filed by it under applicable laws prior to the date hereof (all such forms, reports and documents, together with all documents filed or furnished on a voluntary basis and all exhibits and schedules thereto, the “Company Reports”). As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), (i) each Company Report complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and/or the Sarbanes-Oxley Act, as the case may be, each as in effect on the date such Company Report was filed, and (ii) each Company Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of the Borrower, none of the Company Reports is the subject of ongoing SEC review or investigation. The financial statements included in the Company Reports comply in all material respects with the applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The financial statements included in the Company Reports have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis (“GAAP”), and fairly represent the financial position of Borrower and as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments and the omission of certain footnotes. Except as set forth in the Company Reports, Borrower has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of Borrower or in the notes thereto.

2.7.	Other then as disclosed in its Company Reports, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or, to the knowledge of Borrower, threatened against Borrower. Borrower is not subject to any order, writ, judgment, injunction, decree or award of any court or any governmental authority.

2.8.	Borrower has not been advised, nor does Borrower have reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business.

2.9.	The Shares (as defined below), when issued (if applicable), will conform in all material respects to the descriptions of Borrower’s common stock contained in the Company Reports and other filings with the SEC.

2.10.	Borrower has disclosure controls and procedures (as defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended) that are designed to ensure that material information relating to Borrower is made known to Borrower’s principal executive officer and Borrower’s principal financial officer or persons performing similar functions.

2.11.	All disclosure provided to Lender regarding Borrower, its business and the transactions contemplated hereby, including the exhibits to this Agreement, furnished by Borrower with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

2.12.	This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of Borrower, enforceable in accordance with its terms.

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3.	Representations and Warranties of the Lender

The Lender hereby represents, covenants and warrants to the Borrower as follows:

3.1.	The Lender, and any additional persons and/or entities that may provide funds under this Agreement solely by and through the Lender (the “Additional Persons”), is an “Accredited Investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and to support its classification as an Accredited Investor, Lender shall sign and deliver to Borrower the declaration in the form attached hereto as Schedule 3.

4.	Loan Drawdowns

The Borrower shall draw down the First Drawdown Amount, Second Drawdown Amount and Third Drawdown Amount in accordance with the schedule set forth in the recitals of this Agreement, whereby such Facility Loan Amounts shall be deposited directly by the Lender into the Company’s bank account detailed in Schedule 4.1 hereto and the Lender shall deliver to the Borrower a wire confirmation thereof upon the Effective Date.

5.	Interest

Interest shall accrue on the Loan Amount at a rate of 12% (twelve percent) per annum, or USD 183,679 (one hundred and eighty three thousand, six hundred and seventy nine) (“Interest”). Interest accrued on the Loan Amount shall be repaid to each Lender (or, if such Lender has not yet furnished its portion of the Loan Amount as of the Effective Date, then to the Lead Lender, who shall distribute such repayment to each such Lender at such time that the respective portion of the Loan Amount is furnished) on a pro rata basis in advance upon the Effective Date and in full in the form (a) shares of common stock of the Company at a conversion rate of USD 0.25 (twenty five cents) for each USD of Interest accrued on the respective Loan Amount, and in total 734,715 shares of common stock of the Company and (b) a Warrant (as defined herein) to purchase such number of shares of common stock issuable pursuant to (a).

6.	Term

The Facility Loan Amount will remain available until the twelve (12) month anniversary of the date hereof; provided, however, in the event that the effectiveness of the Uplist occurs prior to the foregoing, the Term shall be until the twelve (12) month anniversary of the effective date of the Uplist (the “Term”). In the event that any portion of the Facility Loan Amount is not converted by the Lender in accordance with the terms herein by the lapse of the Term, such portion of the Facility Loan Amount shall be repaid to the Lender in cash.

7.	Taxes

7.1.	Any tax consequences arising from the grant or repayment of the Loan, shall be borne solely by the Lenders. Borrower is allowed to withhold tax at source from any repayment it shall pay to the Lender pursuant to applicable law, unless Borrower has provided it with a valid tax exemption issued by the Israeli Tax Authority or other applicable tax authority providing otherwise.

7.2.	The Borrower shall pay VAT, where applicable, on any payment paid by it against an applicable tax invoice.

8.	Priority

The outstanding debt under the Loan Amount shall be given priority to any other debt of the Borrower until the Borrower has raised USD Five Million in the aggregate (in one or more transactions) following the Effective Date.

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9.	Conversion

Immediately following the effectiveness of the Uplist, USD 662,957 (six hundred and sixty two thousand and nine hundred fifty seven US dollars) of the Loan Amount, as furnished by such Lenders in accordance with such allocations set forth in Schedule 9 hereto, provided by the respective Lender (for the avoidance of doubt, which shall be inclusive of the Third Drawdown Amount), shall (X) convert into shares of the Company’s common stock at a conversion rate of USD 0.25 (twenty five cents) per share of common stock (such amount of shares of common stock converted, the “Convertible Stock”) and (Y) be accompanied by a warrant, in the form attached hereto as Annex A, to purchase such amount of Convertible Stock, with an exercise price of USD 0.25 (twenty five cents) per share of common stock (the “Warrant”, and together with the Convertible Stock, a “Conversion Unit”, and collectively the “Uplist Conversion”). The remaining Loan Amount outstanding and not converted following the Uplist Conversion shall remain available for the duration of the Term, during which time such Lenders may convert in accordance with the terms set forth in this Section 9 in exchange for Conversion Units or, upon the lapse of the Term, such amount shall be repaid to such Lender in accordance with Section 6 herein.

10.	Transfer or Resale

10.1.	The Parties further acknowledge and are aware that the shares of common stock issuable upon the conversion of the Loan Amount or upon the exercise of the Warrant or the Additional Warrant (collectively, the “Shares”), may only be disposed of in compliance with respective U.S. state and U.S. federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement, the Borrower may require the transferor thereof to provide to the Borrower an opinion of counsel selected by the transferor and reasonably acceptable to the Borrower, the form and substance of which opinion shall be reasonably satisfactory to the Borrower, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

10.2.	The Lenders agree to the imprinting, so long as required by this Section 10.2, of a legend on any such Shares (issuable upon conversion of the Loan or exercise of the Warrant) in the following form:

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

10.3.	Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 10.2 hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144, (iii) if Shares are eligible for sale under Rule 144, without the requirement for the Borrower to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Borrower shall cause its counsel to issue a legal opinion to the transfer agent of the Borrower promptly after the respective effective date of the transfer if required by the transfer agent to effect the removal of the legend hereunder.

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10.4.	The Lenders agree with the Borrower that the Lenders will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing the Shares as set forth in this Section 10 is predicated upon the Company’s reliance upon this understanding

11.	Undertakings

11.1.	Within 30 days from the Effective Date, the Company shall file a registration statement with the SEC to register the resale of the Shares by the Lenders, or any Shares issuable to the Lenders pursuant to an adjustment(s) set forth in the Warrant or Shares issuable pursuant to the Additional Warrant, so as to permit the public resale thereof (the “Resale Registration Statement”). However, if the Company files another resale registration statement with the SEC prior to such date, the Company shall use reasonable best efforts to register the resale of the Shares together with such other registration statement. The Company will use its reasonable efforts to ensure that such Resale Registration Statement is declared effective by the SEC within ninety (90) days of the filing thereof. The Company will ensure that all Shares issuable to the Lender are covered by the Resale Registration Statement and to the extent necessary file with, and cause to be decelerated effective by, the SEC, additional registration statements, to register any Shares not covered by the Resale Registration Statement, which such registration statements shall be filed no later than 45 days following the event triggering the increase of the number of Shares issuable to the Lender.

12.	Fees

L.I.A. Pure Capital Ltd. (the “Lead Lender”) shall receive a one-time fee associated with the facilitation of the Facility Loan Amount contemplated herein, whereby immediately upon the execution of the Agreement, the Borrower shall issue to the Lead Lender (a) such number of common stock representing five percent (5%) of the Facility Loan Amount at a conversion rate of USD 0.25 (twenty five cents) (the “Fee Shares”), and in total 200,000 shares of common stock of the Company, (b) a Warrant, in the form attached hereto as Annex A, to purchase such amount of Fee Shares, and (c) a warrant, in the form attached hereto as Annex B, to purchase 2,500,000 shares of common stock, with an exercise price of USD 1.00 (one US dollar) per share of common stock.

13.	Miscellaneous

13.1.	Governing Law; Jurisdiction. The laws of the State of Israel, irrespective of its conflicts of law principles, shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. The appropriate courts in Tel-Aviv – Jaffa, Israel shall have exclusive jurisdiction over any dispute or claim in connection with this Agreement and no other court shall have jurisdiction over any such matter.

13.2.	Assignment; Binding Upon Successors and Assigns.

The Lender and the Borrower may not assign any of their rights under this Agreement.

13.3.	Severability

If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

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13.4.	Counterparts; Scanned Signatures

This Agreement may be executed in any number of counterparts, each of which shall be an original as regards any Party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by one Party hereto to the other Party hereto by e-mail transmission of a photocopy of the original signature page hereto, and upon receipt of such e-mail transmission will be deemed to have the same effect as if the original signature had been delivered to the other parties.

13.5.	Amendments; Expenses

Any term or provision of this Agreement may be amended mutually in writing by the Parties. Each Party shall bear its own expenses in connection with the execution and performance of this Agreement.

13.6.	Waivers

A waiver by a Party of any breach or default by the other Party shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. The failure of a Party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of that Party thereafter to enforce such provisions.

13.7.	Notices

All notices and other communications required or permitted under this Agreement shall be in writing and shall be either hand delivered in person, sent by e-mail, sent by certified or registered mail, postage pre-paid, or sent by express courier service. Such notices and other communications shall be effective upon receipt if hand delivered, if sent by e-mail – one (1) Business Day following transmission, seven (7) Business Days after mailing if sent by mail, and one (1) Business Day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other party in accordance with this Clause 13.7: if to Borrower: Viewbix Inc., 11 Derech Menachem Begin Street, Ramat Gan, Israel, Attention: Amihay Hadad, E-mail: amihay@gix-internet.com; if to Lenders: L.I.A. Pure Capital Ltd., 20 Wallenberg Raul, Tel Aviv, Israel, Attention: Kfir Zilberman, E-mail: kfir@shremzilberman.com.

13.8.	Term

All obligations, covenants and rights of the Parties hereunder shall terminate and expire upon repayment in full of the amounts to be repaid herein, except for the confidentiality obligations of the Parties hereunder, the applicable undertakings of the Lenders pursuant to Clause 14.1 – 14.3 and 14.5 which shall survive the termination of this Agreement in accordance with their respective terms.

13.9.	Entire Agreement

This Agreement, the annexes and schedules hereto, constitute the entire understanding and agreement of the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the Parties with respect hereto.

[Signature page follows]

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IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representative of each Party as of the date first stated above.

[LENDER]	Viewbix Inc.

By:	By:

Name:	Name:

Title:	Title:

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